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                                    FORM 8-K
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




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                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: August 23, 2002

                         Commission File Number 1-13123



                                METALS USA, INC.
             (Exact name of Registrant as Specified in its Charter)



                  DELAWARE                            76-0533626
      (State or other jurisdiction                  (I.R.S. Employer
    of incorporation or organization)            Identification Number)



         THREE RIVERWAY, SUITE 600
               HOUSTON, TEXAS                             77056
  (Address of Principal Executive Offices)             (Zip Code)



      Registrant's telephone number, including area code: (713) 965-0990


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                                METALS USA, INC.

                                    FORM 8-K


ITEM 9.  REGULATION FD DISCLOSURE

Today, Metals USA, Inc., a Delaware corporation (the "Company") filed in preliminary form its proposed plan of reorganization (the "Reorganization Plan") and the related preliminary disclosure statement (the "Preliminary Disclosure Statement") with the U.S. Bankruptcy Court for the Southern District of Texas, Houston Division. The Company together with all of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code on November 14, 2001.

On June 21, 2002, the Company announced that it had reached an agreement with the Creditors' Committee on the terms of the Reorganization Plan, subject to definitive documentation and obtaining the required approvals and exit financing. Under the agreed terms, the Reorganization Plan would provide that the Company's existing equity be extinguished and the unsecured creditors would receive 100% of the New Common Stock in the reorganized Company to discharge approximately $380.0 million of unsecured claims. Holders of the existing equity will receive five-year warrants to purchase an aggregate of up to fifteen percent (15%) of the New Common Stock of the reorganized Company. The warrants will have an exercise price calculated at full recovery for all unsecured creditors. In addition, the Company will seek listing of the New Common Stock on a nationally recognized market or exchange. The Company cannot provide any assurance as to whether a market will develop for the warrants. All currently outstanding options of the Company will be cancelled on the effective date of the Reorganization Plan. The Reorganization Plan will provide for the establishment of a new equity incentive plan for employees to be administered by the Board of Directors of the newly reorganized Company. Additionally, the Board of Directors of the newly reorganized Company will consist of five or seven members at the discretion of the Creditors' Committee and will include at least one executive officer from the reorganized Company.

The Company will ask the Bankruptcy Court to hold a hearing in September 2002 to determine the adequacy of the Disclosure Statement to be used for distribution and voter solicitation. Once the Bankruptcy Court approves the Disclosure Statement as having adequate information to permit an informed vote to accept or reject the Reorganization Plan, the Company will mail copies of the Disclosure Statement for a vote. At the Reorganization Plan confirmation hearing, which is approximately 30 days following the Disclosure Statement hearing, the Bankruptcy Court will determine whether the voting classes have accepted the Reorganization Plan or rule that it is otherwise confirmable under applicable bankruptcy law. If the Reorganization Plan is confirmed, the Company will then be permitted to consummate the transactions described in the Reorganization Plan to emerge from bankruptcy. This is generally done within ten to fifteen days following the confirmation of the Reorganization Plan. Assuming the Reorganization Plan is accepted by the claim holders and the Bankruptcy Court grants the confirmation order within the time table set forth above, it is possible that the Company could emerge from bankruptcy in November 2002.

As bankruptcy law does not permit solicitation of an acceptance or rejection of the Reorganization Plan until the Bankruptcy Court approves the applicable Disclosure Statement relating to the Reorganization Plan as having adequate information, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Reorganization Plan. The Company will emerge from Chapter 11 if and when the Reorganization Plan receives the requisite creditor approvals and is confirmed by the Bankruptcy Court.


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The forecasted financial results and other forward-looking statements contained in the Preliminary Disclosure Statement are based on estimates and assumptions that are inherently uncertain and, though considered reasonable by the Company, are subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of the Company. Accordingly, there can be no assurance that the forecasted results or such other forward-looking statements will be realized. Moreover it is entirely possible that the actual results obtained will be significantly higher or lower than the forecasted financial statements contained in the Preliminary Disclosure Statement contemplate. The Company may revise any or all of these estimates, assumptions or forward-looking statements at or before the confirmation hearing on the Reorganization Plan.

The Reorganization Plan and the related Preliminary Disclosure Statement are attached hereto as exhibits to this Form 8-K and are subject to supplementation, modification and amendment prior to confirmation.



EXHIBIT  INDEX:

         ITEM     DESCRIPTION
         ----     -----------

         99.1 Plan of Reorganization Under Chapter 11 Of the United States Bankruptcy Code for Metals USA, Inc and Subsidiaries, dated August 23, 2002.

         99.2 Preliminary Disclosure Statement with respect to the Plan of Reorganization Under Chapter 11 Of the United States Bankruptcy Code for Metals USA, Inc and Subsidiaries.




SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, who has signed this report on behalf of the Registrant.



                                              METALS USA, INC.


Date:  August 23, 2002               By:  /S/  TERRY L. FREEMAN
                                          ---------------------------
                                                Terry L. Freeman
                                         Senior Vice President, Treasurer
                                           and Chief Accounting Officer



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